Exhibit 10.1

                      MARKETING AND DISTRIBUTION AGREEMENT

     THIS MARKETING AND DISTRIBUTION AGREEMENT ("Agreement") is entered into effective as of this 1st day of March, 2005, supercedes any and all other agreements whether in writing or orally communicated, by and among Xtreme Companies, Inc., a Nevada corporation (hereinafter "XTREME"); Marine Holdings, Inc., a Missouri corporation (hereinafter "MARINE") d/b/a Challenger Offshore, and Ronald DiBartolo ("DiBartolo") and Gailynn DiBartolo, the owners of all of the outstanding shares of common stock of Marine Holdings, Inc. (hereinafter the "SHAREHOLDERS OF MARINE").

                                  WITNESSETH:

     WHEREAS, XTREME is engaged in the manufacture, marketing and sale of fire, rescue and law enforcement patrol boats.

     WHEREAS, MARINE is engaged in the manufacture, marketing and sale of leisure, fishing and performance boats under the Challenger Offshore name ("PRODUCTS').

     WHEREAS, the SHAREHOLDERS OF MARINE are the sole record owners and holders of an aggregate of one-hundred percent (100%) of the issued and outstanding common stock of MARINE ("MARINE SHARES").

     WHEREAS, XTREME desires to administer the marketing and sales, and be the exclusive distributor of the PRODUCTS, and MARINE desires for XTREME to administer the marketing and sales and be the exclusive distributor of the PRODUCTS.

     WHEREAS, XTREME shall have the option to purchase one-hundred percent (100%) of the MARINE SHARES, and the SHAREHOLDERS OF MARINE desire to sell or cause to be sold the MARINE SHARES, upon the terms and subject to the conditions herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the marketing and the sale of the PRODUCTS, it is hereby agreed as follows:


1.   SERVICES RENDERED

a.   Services rendered by Xtreme.
     (i) XTREME shall be the exclusive distributor of the PRODUCTS and administer all marketing and sales efforts on behalf of MARINE.

     (ii) Marketing. XTREME shall offer its key personnel, resources and capital
     to   MARINE to facilitate the sales of PRODUCTS through dealer networks, industry trade shows, directly selling and other distributors.

     (iii) Sales Facilitation. XTREME shall act as the Sales Facilitator of PRODUCTS. All purchase orders shall flow through XTREME and shall be immediately assigned to MARINE for fulfillment.

     (iv) Notify MARINE immediately of any threatened or any actual legal actions against MARINE or XTREME regarding the PRODUCTS;


     (v) Comply with all applicable United States, Territorial, federal, provincial and local laws, ordinances and regulations in connection with the XTREME's performance of this Agreement;

     (vi) Determine the nature of modifications to the PRODUCTS required by the local laws of the Territory to permit the marketing of the PRODUCTS within the Territory;

     (vii) Obtain all licenses, permits, government approvals, custom duties and any and all other documents or payments which are required to be executed and paid in connection with the lawful license in, and shipment of the PRODUCTS in the Territory; and

     (vii) XTREME will notify and keep MARINE informed of all campaigns and sales efforts that are currently being planned and/or implemented.

b.   Marine responsibilities.
     (i) MARINE shall procure all inventory and assume responsibility for shipping and delivery of all PRODUCTS to the purchaser.

     (ii) MARINE shall be responsible for all ongoing updates, improvements, product development and evolution of the PRODUCTS.

     (iii) MARINE agrees to make available to XTREME such PRODUCTS as XTREME may secure orders for and at the prices and subject to the terms set forth in this Agreement or determined through arms-length negotiations between the parties hereto.

     (iv) MARINE shall provide XTREME with at least 30 days written notice prior to discontinuation of any PRODUCT.

     (v) MARINE shall provide XTREME at least 30 days written notice prior to the date that any new PRODUCT is to be introduced and shall make such PRODUCT available for distribution to XTREME not later than the date it is first introduced in the marketplace.

2.     CONSIDERATION:
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     XTREME  shall  pay  five  percent  (5%)  of the total outstanding shares of
XTREME on the CLOSING DATE (the "XTREME SHARES") to MARINE for the right to market, sell and distribute the PRODUCTS upon the terms and subject to the conditions herein. Furthermore, MARINE shall offer the option to XTREME to purchase one-hundred percent (100%) of the outstanding shares of the MARINE
SHARES  upon  the  terms  and  subject  to  the  conditions  herein.

     Furthermore, XTREME shall receive a five percent (5%) cash commission, based on the total sales price as represented on purchase orders received by XTREME or MARINE for all PRODUCT sales. The commission shall be due immediately upon delivery of the PRODUCT(S).

3.     CLOSING.

a. PROCEDURE FOR CLOSING. The closing of the transaction contemplated by this Agreement shall be held at MARINE'S offices on or about March 1, 2005, at 5:00 pm PST ("CLOSING DATE") or such other place, date and time as the parties hereto may otherwise agree.

4. REPRESENTATIONS AND WARRANTIES OF MARINE. MARINE hereby warrants and represents:

a. AUTHORITY RELATIVE TO THIS AGREEMENT. Except as otherwise stated herein, MARINE has the full power and authority to execute this Agreement and carry out the transactions contemplated by it and no further action is necessary by MARINE to make this Agreement valid and binding upon MARINE and enforceable against them in accordance with the terms hereof, or to carry out the actions contemplated hereby. The execution, delivery and performance of this Agreement by MARINE will not:

     (i) constitute a breach or a violation of MARINE'S Certificate of Incorporation, By-Laws, or of any law, agreement, indenture, deed of trust, mortgage, loan agreement or other instrument to which it is a party, or by which it is bound;

     (ii) constitute a violation of any order, judgment or decree to which it is a party or by which its assets or properties are bound or affected; or

     (iii) result in the creation of any lien, charge or encumbrance upon its assets or properties, except as stated herein.

b. OWNERSHIP. All of such outstanding shares have been duly authorized, validly issued and are fully paid and non-assessable, were not issued in violation of the terms of any agreement or other understanding legally binding upon MARINE and were issued in compliance with all applicable laws and regulations.

c. REVENUES. MARINE is reporting total revenues of eight-hundred and thirty-seven thousand ($837,000) for the first six (6) months of the fiscal year ended December 31, 2004.

d. LAWSUITS, LIENS & TAXES. To the best of MARINE's knowledge, MARINE is not currently the subject of any lawsuit threatened or filed. MARINE also represents that MARINE, other than obligations to Sun Security Bank ("SUN") is free from any liens or encumbrances. MARINE shall be solely responsible for all taxes which may be incurred by MARINE resulting from the receipt of consideration by MARINE pursuant to this Agreement.

e. BROKERAGE. MARINE has not made any agreement or taken any other action which might cause anyone to become entitled to a broker's fee or commission as a result of the transaction contemplated hereunder.

f. OTHER SECURITIES. MARINE represents that there are no outstanding shares of any other class of MARINE stock including but not limited to any MARINE preferred stock or any other equity derivative or instrument which can be converted to common stock, other than the MARINE SHARES of common stock represented in this Agreement.

     REPRESENTATIONS AND WARRANTIES OF XTREME. XTREME hereby warrants and represents:

a. AUTHORITY RELATIVE TO THIS AGREEMENT AND ANCILLARY DOCUMENTS. Except as otherwise stated herein, XTREME has full power and authority to execute this Agreement, and carry out the transactions contemplated by it and no further action is necessary by XTREME to make this Agreement valid and binding upon XTREME and enforceable against it in accordance with the terms hereof, or to carry out the actions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by the XTREME will not:

     i. constitute a breach or a violation of any law, agreement, indenture, deed of trust, mortgage, loan agreement or other instrument to which it is a party, or by which it is bound;

     ii. constitute a violation of any order, judgment or decree to which it is a party or by which its assets or properties are bound or affected; or

     iii. result in the creation of any lien, charge or encumbrance upon its assets or properties except as stated herein.

b. OWNERSHIP. All of such outstanding shares have been duly authorized, validly issued and are fully paid and non-assessable, were not issued in violation of the terms of any agreement or other understanding legally binding upon XTREME and were issued in compliance with all applicable laws and regulations.

c. LAWSUITS, LIENS & TAXES. Other than reported in its SEC filings, to the best of XTREME's knowledge, XTREME is not currently the subject of any lawsuit threatened or filed. Other than reported in its SEC filings XTREME is free from any liens or encumbrances. XTREME shall be solely responsible for all taxes which may be incurred by XTREME resulting from the receipt of consideration by XTREME pursuant to this Agreement.

d. BROKERAGE. XTREME has not made any agreement or taken any other action which might cause anyone to become entitled to a broker's fee or commission as a result of the transactions contemplated hereunder.

5. PERFORMANCE MILESTONE. Pursuant to the terms and conditions of this Agreement;

MARINE and XTREME agree to a schedule of GROSS PROFITS to be achieved by MARINE and XTREME during the twelve months following the CLOSING DATE ("PERFORMANCE PERIOD"). GROSS PROFITS are defined as the boat sale's price less the cost of construction including labor as defined in "Exhibit A" attached hereto. A sale is defined as XTREME or MARINE receiving a signed purchase order with either a financial deposit or an order from a credit worthy dealer. The Board of Directors of XTREME will confirm credit and accept or reject the offer. GROSS PROFITS are not contingent upon XTREME's ability to build and deliver the boats.

During  the  PERFORMANCE  PERIOD;

a. MILESTONE. MARINE shall cause, two million dollars ($2,000,000) worth of GROSS PROFITS ("PERFORMANCE MILESTONE"), to be generated through the sale of XTREME or MARINE boats.

b. LIABILITIES. XTREME shall assume all of the financial responsibilities of MARINE, including the servicing of MARINE'S liabilities disclosed in Exhibits "B" and "C" attached hereto (the "LIABILITIES").

c. WORK IN PROCESS LOANS. XTREME agrees to sign for any new work in process loans required to fulfill boat orders pursuant to this Agreement.

d. MARINE EXPENSES. All MARINE invoices or expenses greater than one-thousand dollars ($1,000) shall require the authorization and signature of XTREME CEO Kevin Ryan on checks or wires for said payments. All future MARINE obligations greater than five-thousand dollars ($5,000) shall require the approval of a majority of the XTREME Board of Directors, prior to acceptance of the obligation. All MARINE invoices or expenses greater than five-thousand dollars ($5,000) shall require the approval of a majority of the XTREME Board of Directors, prior to payment.

f. OPTION TO PURCHASE ADDITIONAL SHARES. At any time during the PERFORMANCE PERIOD that MARINE achieves the PERFORMANCE MILESTONE;

     i. XTREME shall purchase one hundred percent (100%) of the outstanding shares of MARINE ("MARINE PERFORMANCE SHARES"), in exchange for an additional twenty percent (20%) of the outstanding shares of XTREME at the end of the PERMORMANCE PERIOD ("XTREME PERFORMANCE SHARES").

     ii. XTREME shall payoff, have transferred and/or assume the LIABILTIES and receive the related assets and cause Ron and Gailynn DiBartolo to be released and held harmless from any liability whatsoever in connection with Marine Holdings, Inc., or the transferred assets. In no event shall Xtreme have the right to purchase 100% of the outstanding shares of Marine unless and until Ron and Gailynn DiBartolo are personally absolved and relieved of any and all personal liability in connection with the transfer of stock and assets contemplated herein.

          In the event that MARINE fails to achieve the PERFORMANCE MILESTONE during the PERFORMANCE PERIOD, the amount of XTREME PERFORMANCE SHARES shall be reduced by a pro rata amount as a percentage of GROSS PROFIT actually achieved. For example, if MARINE achieves a total GROSS PROFIT of only one-million dollars ($1,000,000) by the end of the PERFORMANCE PERIOD, the XTREME PERFORMANCE SHARES shall be reduced by fifty percent (50%) or to ten percent (10%) of the outstanding shares of XTREME. However, regardless of the amount of GROSS PROFIT achieved by MARINE and any resulting reduction in the amount of XTREME PERFORMANCE SHARES, XTREME shall not experience a reduction in the amount of MARINE PERFORMANCE SHARES received under any circumstances.

     In the event that MARINE or XTREME fails to achieve GROSS PROFIT of at least one-million dollars ($1,000,000) ("MINIMUM PERFORMANCE MILESTONE") during the PEFROMANCE PERIOD, XTREME shall have the sole right to either;

     iii. Terminate its relationship with MARINE ("TERMINATION") and immediately have delivered the XTREME SHARES from MARINE. Upon, TERMINATION, MARINE shall immediately reassume its sole and full responsibilities, duties and obligations pursuant to SECTION 5.B., AND 5.C. of this Agreement. Upon TERMINATION, XTREME shall not any longer be required to fulfill any responsibilities, duties or obligations pursuant to
          SECTION 5.B, AND 5.C. of this Agreement. XTREME shall be liable for all Work In Process loans executed after the CLOSING DATE and shall also be entitled to receive all revenues generated for boat sales corresponding to said Work In Process loans.

     iv.  Exercise its right to purchase the MARINE SHARES pursuant to SECTION
          4. F. I and 4. F. II of this Agreement ("EXERCISE"). However, the amount of XTREME PERFORMANCE SHARES shall be reduced by a pro rata amount as a percentage of GROSS PROFIT actually achieved and regardless of the amount of GROSS PROFIT achieved by MARINE and any resulting reduction in the amount of XTREME PERFORMANCE SHARES, XTREME shall not experience a reduction in the amount of MARINE SHARES it is entitled to under any circumstances. The "EXERCISE DATE" must occur no later than thirty days following the end of the PERFORMANCE PERIOD.

g.     President  Of  Marine.  Ron  DiBartolo  shall remain President of MARINE.

6. EXPENSES. Each of the parties hereto shall pay its own expense in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of its counsel and its certified public accountants and other experts.

7. CLOSING DELIVERIES. At the Closing, the deliveries hereinafter specified shall be made by the respective parties hereto, in order to consummate the transactions contemplated hereby. A best effort shall be made by both parties regarding deliveries by the Closing date or such reasonable time thereafter.

a.     DELIVERIES  BY MARINE.  MARINE shall deliver or caused to be delivered to
XTREME:

     i. Stock certificates, and any and all other instruments of conveyance and transfer as required by this Agreement; and

     ii. copies of all third party consents including but not limited approval from SUN, necessary to consummate the transaction contemplated herein.

     iii. copies of MARINE's most recent financial statements.

b.     DELIVERIES  BY XTREME.  XTREME shall deliver or caused to be delivered to
MARINE:

     i. the Purchase Price of this Agreement; and Stock certificates, and any and all other instruments of conveyance and transfer as required by this Agreement; and

     ii. copies of all third party consents necessary to consummate the transaction contemplated herein.

     iii. copies of XTREME's most recent financial statements as filed with the SEC.

8.     STOCK  SALES.     SHAREHOLDERS  OF  MARINE  agree  that  once  they  are
permitted to sell any XTREME SHARES or XTREME PERFORMANCE SHARES pursuant to the terms and conditions of this Agreement, they will be subject to the following restrictions; once sales are permitted pursuant to Rule 144, between months twelve and thirty-six (12-36) following the CLOSING DATE ("BLEED OUT PERIOD"), that the SHAREHOLDERS OF MARINE shall at no time sell more than one twenty-fourth (1/24th ) of their total XTREME holdings in any one (1) month and during the BLEEDOUT PERIOD or anytime thereafter, sell shares representing more than five percent (5%) of the XTREME daily trading volume in any one day unless agreed to in writing by the XTREME Board Of Directors. Further, SHAREHOLDERS OF MARINE may not transfer, pledge, hypothecate or loan their XTREME SHARES or XTREME PERFORMANCE SHARES at any time nor under any circumstances unless agreed to in writing by the XTREME Board Of Directors.

9. ESCROW. The MARINE PERFORMANCE SHARES and XTREME PERFORMANCE SHARES shall be held in an escrow account administered by SUN ("Exhibit D" attached hereto). Upon TERMINATION or EXERCISE by XTREME, SUN shall be instructed to deliver the MARINE PERFORMANCE SHARES and XTREME PERFORMANCE SHARES to XTREME and/or MARINE pursuant to the terms and conditions of this AGREEMENT, within two
(2)  days  of  written  receipt  of  notice  by XTREME to TERMINATE or EXERCISE.

10.        GENERAL.

a. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the parties to this Agreement covenants and agrees that its respective representations, warranties, covenants and statements and agreements contained in this Agreement and the exhibits hereto, and in any documents delivered in connection herewith, shall survive the CLOSING DATE indefinitely. Except agreements between XTREME and MARINE, and as set forth in this Agreement, the exhibits hereto or in the documents and papers delivered in connection herewith, there are no other agreements, representations, warranties or covenants by or among the parties hereto with respect to the subject matter hereof.

b. WAIVERS. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party shall be deemed to constitute a waiver by the party taking such action or compliance with any representation, warranty, covenant or agreement contained herein, therein and in any documents delivered in connection herewith or therewith. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

c. NOTICES. All notices, requests, demands and other communications, which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class mail, postage prepaid:


To  MARINE:          Marine  Holdings  Inc.  d/b/a  Challenger  Offshore
                     ATT/Ron  DiBartolo,  President
                     300  Westlink  Dr.
                     Washington,  MO  63090

To  SHAREHOLDERS     Ron  and  Gailynn  DiBartolo
   OF  MARINE:       14  Glenworth  Ct.
                     Manchester,  MO  63011

To  XTREME:          Xtreme  Companies,  Inc.
                     ATT/Michael  Novielli,  Chairman
                     312  Stuart  St.,  3rd  Floor
                     Boston,  MA  02116

or to such other address as such party shall have specified by notice in writing through Certified Mail to the other party.

e. ENTIRE AGREEMENT. This Agreement (including all documents and papers delivered pursuant hereto and any written amendments hereof executed by the parties hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

f. SECTIONS AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

g. GOVERNING LAW. This Agreement and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of Missouri. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in St. Louis County, State of Missouri. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which, the prevailing party may be entitled.

h. CONTRACTUAL PROCEDURES. Unless specifically disallowed by law, should litigation arise hereunder, service of process therefore, may be obtained through certified mail, return receipt requested; the parties hereto waiving any and all rights they may have to object to the method by which service was perfected.

i. CONFIDENTIALITY AND NON-DISCLOSURE: Except to the extent required by law, without the prior written consent, the undersigned will not make, and will each direct its representatives not to make, directly or indirectly, any public comment, statement, or communication with respect to, or to disclose or permit the disclosure of the existence of this transaction prior to closing.

j. AMENDMENT AND WAIVER. The parties may by mutual agreement amend this Agreement in any respect, and any party, as to such party, may (a) extend the time for the performance of any of the obligations of any other party, and (b) waive (i) any inaccuracies in representations by any other party, (ii) compliance by any other party with any of the agreements contained herein and performance of any obligations by such other party, and (iii) the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party against whom enforcement of the same is sought.

k. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of whom shall for all purposes are deemed to be an original and all of which shall constitute one instrument.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto, all on the date first above written.

Xtreme  Companies,  Inc.

/s/  Kevin  Ryan
_____________________________________
Kevin  Ryan,  President  &  CEO



Marine  Holdings,  Inc.
d/b/a  Challenger  Offshore

/s/  Ron  DiBartolo
______________________________________
Ron  DiBartolo,  President



Shareholders  Of  Marine

/s/  Ron  DiBartolo
______________________________________________
Ron  DiBartolo



Shareholders  Of  Marine

/s/  Gailynn  DiBarolo
_______________________________________
Gailynn  DiBartolo